Exhibit 10.3

STOCK OPTION AGREEMENT

1.     Grant of Option.  GT Solar International, Inc., a Delaware corporation (the “Company”), grants to Thomas Gutierrez (the “Optionee”), effective  October 29, 2009 (the “Grant Date”), an option (the “Option”) to purchase an aggregate of 784,314 shares of the Company’s common stock, par value $0.01 per share (“Shares” of “Stock”), at a price of $5.36 per Share (the “Option Price”).  The Option is granted pursuant to the Company’s 2008 Equity Incentive Plan, dated June 30, 2008, (the “Plan”), and is subject to the terms and conditions of this Stock Option Agreement (this “Agreement”) and of the Plan. The Shares subject to the Option are referred to collectively as the “Option Shares.” The grant of the Option by the Company is subject to the Optionee’s execution and delivery of the Employee Non-Competition, Non-Disclosure, Proprietary Information and Patent and Invention Assignment Agreement between the Optionee and either the Company or GT Solar Incorporated, a Delaware corporation and a wholly-owned subsidiary of the Company (“GT Solar”) (or, at the discretion of the Committee, a similar agreement containing such terms as the Committee shall determine) (the “Optionee Non-Disclosure Agreement”), and the Option and all Option Shares shall be subject to the terms and conditions of the Optionee Non-Disclosure Agreement.  This Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  All capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

2.     Basic Terms of Option.

(a)   Term.  The term of the Option shall continue from the Grant Date until the date immediately preceding the tenth anniversary of the Grant Date (the “Expiration Date”), provided the Option shall only be exercisable as permitted in Sections 2(b), 2(d) and 2(f) below.

(b)   Vesting.  Only the vested portion of the Option may be exercised.  Except as otherwise specifically provided in this Agreement and subject to the continuous employment or engagement of the Optionee with the Company or any subsidiary or affiliate of the Company (the Company and its subsidiaries and affiliates are referred to collectively as the “Group” and each individually as a “Group Company”) until the date on which the Option or applicable portion thereof is scheduled to become vested, the Option shall become vested with respect to (i) 1/4th of the Option Shares on the first anniversary of the Grant Date, and (ii) 1/48th of the Option Shares upon the passing of each full month thereafter (such that, subject to the other terms and conditions of this Agreement, the Option shall be vested with respect to all Option Shares on the fourth anniversary of the Grant Date).  The Option, to the extent vested, shall become exercisable only as provided in Section 2(d) below, and once exercisable, shall thereafter remain exercisable until the Expiration Date, subject to Section 2(f) below.  The Committee, in its discretion, may accelerate the vesting or exercisability of the Option or any part thereof at any time and from time to time. Unless sooner terminated in accordance with the terms of this Agreement, the entire Option shall expire on the Expiration Date and may not be exercised in whole or in any part at any time thereafter.

(c)   Change in Control. In addition to Section 2(b) above, upon a termination by the Company (or any of its direct or indirect wholly owned subsidiaries, as applicable) without Cause (as defined in the Employment Agreement) or by Optionee with Good Reason (as defined in the Employment Agreement) of Employee’s employment with the Company (or any of its direct or indirect wholly owned Subsidiaries, as applicable) that also constitutes a “separation from service” within the meaning of Code Section 409A within twelve months following a Change in Control (as defined below) of the Company (a “Change in Control Termination”), all of the unvested portion of this Option shall vest (for the avoidance of doubt, the vesting described in this Section 2(c) is in addition to, and not in lieu of, any vesting described in Section 2(b) above).

(d)   Timing of Exercise. No portion of the Option may be exercised until such portion has vested.

(e)   Definitions. For the purposes of this Agreement, the following terms shall be defined as follows:

(i)            the term “Cause” shall have the meaning set forth in Employee’s Employment Agreement. If Employee does not have an Employment Agreement or if such Employment Agreement does not contain a definition of “Cause” then “Cause” shall mean with respect to Employee one or more of the following:  (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) repeatedly reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs in the workplace or other repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or substantial economic harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, (iv) any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the material disadvantage or detriment of the Company and its Subsidiaries, (v) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, or (vi) any breach of the Optionee Non-Disclosure Agreement between the Company and GT Solar Incorporated, or any material breach of any other agreement between the Company and Employee.

(ii)           the term “Change in Control” means (1) the consummation of any transaction or series of transactions resulting in a Third Party (or group of affiliated third parties) owning, directly or indirectly, securities of the Company possessing the voting power to elect a majority of the Company’s board of directors (whether by merger, consolidation or sale or transfer of the Company’s securities) or (2) the sale, transfer or other disposition of all or substantially all of the business and assets of the Company, whether by sale of assets, merger or otherwise (determined on a consolidated basis) to a Third Party (or group of affiliated third parties);

(iii)          the term “Employment Agreement” means, if Employee is party to an employment agreement with the Company (or a subsidiary of the Company), the employment agreement between Employee and the Company (or a subsidiary of the Company, as applicable) as currently in effect on the date of this Agreement.

(iv)          the term “Good Reason” shall have the meaning set forth in Employees’s Employment Agreement.  If Employee does not have an Employment Agreement or if such

Employment Agreement does not contain a definition of “Good Reason” then “Good Reason” shall mean if Employee resigns from employment with the Company and its Subsidiaries prior to the end of the employment period as a result of the occurrence of one or more of the following events:  (i) the Company reduces the amount of the base salary (other than as a result of a general across-the-board salary reduction applicable to all senior executives of the Company) or elects to eliminate the Executive Incentive Program of the Company (“EIP”) without permitting Participant to participate in an annual incentive bonus plan in place of the EIP which offers a potential bonus payment comparable to that earnable at 100% of plan target by Participant under the EIP, (ii) the Company changes Employee’s title and reduces his responsibilities or authority in a manner materially inconsistent with that of the position of Chief Executive Officer or (iii) the Company changes Employee’s place of work to a location outside of New Hampshire; provided that in order for Employee’s resignation for Good Reason to be effective hereunder, Employee must provide written notice to the Company stating Employee’s intent to resign for Good Reason and the grounds therefor within thirty (30) days after such grounds exist and grant the Company thirty (30) days from receipt of such notice to remedy or otherwise remove the grounds supporting Employee’s resignation for Good Reason.

(v)           the term “Third Party” means any person or entity who or which (1) does not own any of the Company’s securities as of June 30, 2008, (2) is not controlling, controlled by or under common control with any person or entity that owns any of the Company’s securities as of June 30, 2008, and (3) is not the spouse or descendent (by birth or adoption) of any person who directly or indirectly owns or controls any of the Company’s securities as of June 30, 2008; and

(f)    Exercise Following Termination of Employment or Engagement.

(i)            General.  Except as otherwise provided in this Section 2(f), if the Optionee ceases to be employed or engaged with the Group for any reason, the portion of the Option which has not then become vested (the “Unvested Portion”) shall automatically expire and the portion of the Option, if any, which has become vested and has not yet been exercised (the “Vested Portion”) shall be and continue to be exercisable until the earlier of (x) the date that is sixty (60) days after the date of termination of employment or engagement or (y) the Expiration Date, whereupon the Vested Portion shall automatically expire to the extent not then exercised.

(ii)           Cause.  If the Optionee’s employment or engagement is terminated for Cause (as defined in the Employment Agreement including any termination if it is later determined that Cause existed at the time of termination), the entire Option, including the Vested Portion shall expire immediately upon such termination.

(iii)          Death or Disability.  If the Optionee’s employment or engagement is terminated by reason of the Optionee’s death or Disability (defined below), then upon such termination the Unvested Portion shall automatically expire and the Vested Portion shall be and continue to be exercisable until the earlier of (A) the one hundred and eightieth (180th) day after the date of such termination or (B) the Expiration Date, whereupon the Vested Portion shall automatically expire to the extent not then exercised. A termination for “Disability” means any termination (x) that is for Disability pursuant to the Optionee’s employment agreement, if any, or (y) in the absence of such an agreement defining Disability, if at the time of termination the

Optionee is eligible to receive long-term disability benefits under any applicable Group plan or program or Group disability insurance policy, or any other termination that the Committee, in its discretion, determines is a termination for Disability.

(iv)          Committee Discretion.  Notwithstanding anything to the contrary in Section 2(f), the Committee, in its discretion may extend the period following termination during which the Vested Portion may be exercised, but not later than the Expiration Date.

(v)           Violations of Optionee Non-Disclosure Agreement.  Notwithstanding anything to the contrary in Section 2 above or elsewhere, and without limiting any rights or remedies of the Company or GT Solar under the Optionee Non-Disclosure Agreement or otherwise, upon any violation of the Optionee Non-Disclosure Agreement, the Option shall be cancelled and immediately forfeited by the Optionee. The foregoing is in addition to any other rights and remedies the Company may have under the Optionee Non-Disclosure Agreement or otherwise, including equitable relief and the recovery of damages from the Optionee.

3.     Exercise of Option.

(a)   Exercise Notice.  The Vested Portion may be exercised with respect to all or any part of the Vested Portion by written notice from the Optionee to the Company (“Exercise Notice”) specifying the number of whole Option Shares with respect to which the Option is being exercised (the “Exercise Shares”), and the aggregate Option Price for such Exercise Shares.  The Option may not be exercised for any fractional Share unless the Committee determines otherwise.  The Exercise Notice shall be accompanied by payment of the aggregate Per Share Exercise Price specified above the such number of the Option Shares to be acquired upon such exercise.  Such payment shall be made in the manner set forth in Section 5.6 of the Plan.

(b)   Delivery of Shares.  Upon payment of the Exercise Price, the Company shall make or arrange for prompt delivery of a certificate or certificates or book-entry interests representing the Exercise Shares, registered in the name of the Optionee; provided however, that if the Company or its counsel determines that compliance with any applicable law or regulation requires that the Company take any action prior to the issuance of the Exercise Shares to the Optionee, then the Exercise Date shall be extended for such period as may be necessary to complete such action and no Shares shall be issued unless and until the Company’s counsel has determined that the Company has complied with all applicable securities laws, the listing requirements of any securities exchange on which stock of the same class as the Stock is then listed, and any other law or regulation applicable to such issuance. The Company may require that the Optionee furnish or execute such other documents as the Company shall reasonably deem necessary to (i) evidence such exercise, (ii) determine whether registration is then required under applicable securities law, and (iii) comply with or satisfy the requirements of applicable securities law or other applicable law.

4.     Nontransferability of Option.

(a)   Restrictions Generally.  This Option is personal to the Optionee and neither the Option nor any of the rights of the Optionee hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except by the laws of descent and distribution, nor shall the Option or any rights with respect thereto be subject to execution, attachment or similar process. Upon any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights with respect thereto contrary to the provisions of this Agreement, or upon the placement or levy of any attachment or similar process on the Option or any of the Optionee’s rights hereunder, the Option and all such rights shall expire and become null and void, unless the Committee, in its discretion, determines otherwise.

(b)   Permitted Transfers.  Employee shall only be permitted to transfer, sell, exchange, assign or otherwise dispose of all or any portion of the Option in accordance with Section 9.5 of the Plan.

(c)   No Special Rights.  The Optionee shall have no rights as a stockholder with respect to any Option Shares unless and until a certificate or book-entry interest representing such Option Shares is duly issued and delivered to the Optionee and the Optionee joins in and becomes a party to the Stockholders Agreement.  Employee shall not be entitled to receive a cash or Share payment in respect of the Option Shares underlying this Option on any dividend payment date for the Shares and no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate or book-entry interest is issued.  The Optionee, if an employee of any Group Company, hereby acknowledges that Optionee is an “at will” employee, director, consultant or advisor, as applicable, and that Optionee’s employment or engagement may be terminated at any time, before or after exercise of the Option, by either Optionee or the Group, with or without cause.  Nothing herein or in the Plan shall be deemed to confer on the Optionee any right to continued employment or engagement by the Group or limit in any way the right of the Group to terminate such employment or engagement at any time.

5.     Adjustment Transactions.  The Option and all rights and obligations under this Agreement are subject to Section 10 of the Plan, the terms of which are incorporated herein by this reference.

6.     Withholding Taxes.  The Company shall be entitled to withhold from any amounts due and payable by the Company and/or any of its subsidiaries to Optionee the amount of any federal, state, local or other tax which, in the opinion of the Company, is required to be withheld in connection with the vesting of the Option, the delivery of the Option Shares as provided in Section 3. To the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the delivery or vesting, as applicable, of the Option Shares that Optionee make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld. Optionee may satisfy all or part of the tax obligations in connection with the vesting of the Option or the delivery of the Option Shares by (i) having the Company withhold otherwise deliverable shares, or (ii) delivering to the Company shares that have been held by Optionee for at least six months, in each having a Fair Market Value (as defined in the Plan) equal to the amount sufficient to satisfy such tax obligations.

7.     Miscellaneous.

(a)   Except as provided herein, this Option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

(b)   Any notices or other communications required or permitted under this Option Agreement (“Notices”) shall be in writing and shall be either personally delivered, sent by express or first class mail postage prepaid), return receipt requested, or sent by nationally recognized overnight courier service (overnight delivery, charges prepaid), addressed as follows:

If to the Company:	GT Solar International, Inc.
243 Daniel Webster Highway
Merrimack, New Hampshire 03054
Attention: General Counsel

If to the Optionee:	To the Optionee’s address as set forth in the Group’s
payroll records.

Either party may change its address for Notices by written Notice to the other given in accordance with this Section 8(b). Notices shall be deemed given when delivered personally, three days after deposit in the U.S. mail, or two business days after deposit with a nationally recognized overnight courier service, as applicable.

(c)   The Option and the rights and obligations of the Company and the Optionee hereunder are subject to the terms and conditions of the Plan, all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Plan.

(d)   Any Committee interpretation of the provisions of the Plan or this Agreement shall be final and binding on all parties.

(e)   This Agreement shall be governed by, and construed in accordance with,  the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  Any dispute relating to this Agreement shall be heard in the state or federal courts of the State of Delaware, and the parties agree to jurisdiction and venue therein.

(f)    The Optionee shall keep the terms of this Agreement strictly confidential other than as may be necessary to enforce his or her rights hereunder or as otherwise required by law.

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GT SOLAR INTERNATIONAL, INC.

By:	/s/ Hoil Kim
Name: Hoil Kim
Title: Vice President and General Counsel

OPTIONEE’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option, acknowledges receipt of a copy of the Company’s 2008 Equity Incentive Plan, dated June 30, 2008, and agrees to the terms thereof.

/s/ Thomas Gutierrez
Optionee Name: Thomas Gutierrez

Address: